NSAR ITEM 77O

VK Emerging Growth Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1           Kraft Foods   Credit Suisse   550,700    0.198       06/12/01
                               First Boston


Underwriters for #1
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
Deutsche Banc Alex Brown Inc.
Morgan Stanley & Co. Incorporated
UBS Warburg LLC
BNP Paribas
HSBC Securities (USA) Inc.
Lehman Brothers inc.
Blaylock & Partners, L.P.
Dresdner Kleinwort Wasserstein Securities LLC
Prudential Securities Incorporated
Ramirez & Co., Inc.
Sanford C. Bernstein & Co., Inc.
Utendahl Capital Partners, L.P.
ABN AMRO Rothschild LLC
Credit Lyonnais Securities (USA) Inc.
ING Barings Corp.
Robertson Stephens, Inc.
SB Cowen Securities Corporation
Muriel Siebert & Co., Inc.
BNY Capital Markets, Inc.
Dain Rauscher Incorporated
Davenport & Co. LLC
A.G. Edwards & Sons, Inc.
Invemed Associates, LLC
Adams, Harkness & Hill, Inc.
Advest Inc.
Robert W. Baird & Co. Incorporated
Banca Akros S.p.A. - Gruppo Banca Popolare di Milano S.c.a.r.l.
BB&T Capital Markets, a Division of Scott & Stringfellow, Inc.
BBVA Securities Inc.
M.R. Beal & Company
William Blair & Company, L.L.C.
BOE Securities, Inc.
The Chapman Company
Chatsworth Securities LLC
Crowell, Weedon & Co.
CSFBdirect Inc.
Danske Securities
D.A. Davidson & Co.
Doley Securities, Inc.
Fahnestock & Co. Inc.
Gardner Rich & Company, Inc.
Gruntal & Co., L.L.C.
Guzman & Company
Intesa Bci
Jackson Securities Incorporated
Janney Montgomery Scott LLC
C.L. King & Associates, Inc.
Lebenthal & Co., Inc.
Legg Mason Wood Walker, Incorporated
Loop Capital Markets
May Davis Group
McDonald Investments Inc., a KeyCorp Company
Melvin Securities, LLC
Mizuho International plc
Neuberger Berman, LLC
Ormes Capital Markets, Inc.
Parker/Hunter Incorporated
Pryor, Counts & Co., Inc.
Raymond James & Associates, Inc.
Redwood Securities Group Inc.
Sanders Morris Harris
Santander Securities
Stephens Inc.
Stifel, Nicolaus & Company, Incorporated
Sturdivant & Co., Inc.
Tucker Anthony Incorporated
The Williams Capital Group, L.P.